Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of November 16, 2023)

Name	Fee Rate
JPMorgan Active China ETF*	0.65%
JPMorgan Active Growth ETF	0.44%
JPMorgan Active Small Cap Value ETF*	0.74%
JPMorgan Active Value ETF	0.44%
JPMorgan ActiveBuilders Emerging Markets Equity ETF	0.33%
JPMorgan BetaBuilders Canada ETF	0.19%
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%
JPMorgan BetaBuilders Emerging Markets Equity ETF*	0.15%
JPMorgan BetaBuilders Europe ETF	0.09%
JPMorgan BetaBuilders International Equity ETF	0.07%
JPMorgan BetaBuilders Japan ETF	0.19%
JPMorgan BetaBuilders MSCI US REIT ETF	0.11%
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%
JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%
JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF**	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF*	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF*	0.07%
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF*	0.07%
JPMorgan Carbon Transition U.S. Equity ETF	0.15%
JPMorgan Climate Change Solutions ETF	0.49%
JPMorgan Core Plus Bond ETF	0.40%
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF	0.09%
JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%
JPMorgan Diversified Return International Equity ETF	0.37%
JPMorgan Diversified Return U.S. Equity ETF	0.18%
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%
JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%
JPMorgan Equity Premium Income ETF	0.35%

A-1

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF	0.15%
JPMorgan Income ETF	0.40%
JPMorgan International Bond Opportunities ETF	0.50%
JPMorgan International Growth ETF	0.55%
JPMorgan Municipal ETF	0.18%
JPMorgan Nasdaq Equity Premium Income ETF	0.35%
JPMorgan Short Duration Core Plus ETF	0.33%
JPMorgan Social Advancement ETF[1]	0.49%
JPMorgan Sustainable Consumption ETF[3]	0.49%
JPMorgan Sustainable Infrastructure ETF	0.49%
JPMorgan BetaBuilders U.S. Aggregate Bond ETF	0.03%
JPMorgan U.S. Dividend ETF	0.12%
JPMorgan U.S. Minimum Volatility ETF	0.12%
JPMorgan U.S. Momentum Factor ETF	0.12%
JPMorgan U.S. Quality Factor ETF	0.12%
JPMorgan U.S. Value Factor ETF	0.12%
JPMorgan Ultra-Short Income ETF	0.18%
JPMorgan Ultra-Short Municipal Income ETF	0.18%
JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%
JPMorgan Healthcare Leaders ETF***	0.65%
JPMorgan U.S. Tech Leaders ETF**	0.65%
JPMorgan International Value ETF**	0.55%
JPMorgan Global Select Equity ETF**	0.47%
JPMorgan Active Bond ETF**	0.30%
JPMorgan Hedged Equity Laddered Overlay ETF**	0.50%

*	Initial term continues until October 31, 2024

**	Initial term continues until February 28, 2025

***	Initial term continues until October 31, 2025

(signatures on following page)

[1]	To liquidate on or about December 22, 2023.

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

A-3